EXHIBIT 99.1

CONSENT OF SHELDON REINHART

Auto Parts 4Less Group intends to file a Registration Statement on Form S-1 (together with any amendments or supplements thereto, the “Registration Statement”), registering securities for issuance in its initial public offering. As required by Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named in the Registration Statement as Temporary Chief Financial Officer Nominee.

August 26, 2022	/s/ Sheldon Reinhart
Sheldon Reinhart